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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated April 14, 2000 relating to the February 29, 2000 financial statements and financial highlights of Prudential Government Income Fund, Inc. appearing in the February 29, 2000 Annual Report to Shareholders of Prudential Government Income Fund, Inc. which is also incorporated by reference into the N-14 Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in that fund's N-1A Registration Statement dated May 4, 2000, which is incorporated by reference in the N-14 Registration Statement.

We also consent to the incorporation by reference in the Proxy Statement and Prospectus and Statement of Additional Information of our report dated
January 17, 2001 relating to the November 30, 2000 financial statements and financial highlights of Prudential Government Securities Trust-Short-Intermediate Term Series appearing in the November 30, 2000 Annual Report to Shareholders of Prudential Government Securities Trust, which is also incorporated by reference into the N-14 Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in that fund's N-1A Registration Statement dated January 31, 2001, which is incorporated by reference in the N-14 Registration Statement.



PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
January 30, 2001